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                                                                     Exhibit 8.3

                      [GIBSON, DUNN & CRUTCHER LETTERHEAD]



                                November 2, 2001



+44 (0)20 7071 4000                                                C 03778-00004

Virata Corporation
2700 San Tomas Expressway
Santa Clara, California 95051

         RE:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as English counsel to Virata Corporation, a Delaware corporation ("COMPANY"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of October 1, 2001, by and between Globespan, Inc., a Delaware corporation ("PARENT"), Wine Acquisition Corp., a Delaware corporation ("SUB"), and Company. Pursuant to the Merger Agreement, Sub will merge with and into Company (the "MERGER"). At your request, we have examined the form of Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the "REGISTRATION STATEMENT"), in connection with the registration of the shares of Parent's common stock to be issued to the stockholders of Company upon consummation of the Merger.

         You have requested our opinion regarding the accuracy of the United Kingdom tax matters described in the Registration Statement under the caption "Certain United Kingdom Tax Considerations".

         In rendering this opinion, we have reviewed (without any independent investigation) the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Merger Agreement and the Registration Statement. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.
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Virata Corporation
November 2, 2001
Page 2


         Based upon the foregoing, it is our opinion that the discussion in the Registration Statement, under the caption "Certain United Kingdom Tax Considerations," to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

         This opinion represents our assessment of the application of United Kingdom tax laws, existing judicial decisions, and United Kingdom Inland Revenue practice. Our opinion is not binding upon the United Kingdom Inland Revenue or the courts, and there is no assurance that the United Kingdom Inland Revenue will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retrospective basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of relevant laws and practice. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger. This opinion speaks as of matters of English law and regulation only.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                                     Yours faithfully,

                                                     /s/ GIBSON, DUNN & CRUTCHER

                                                     GIBSON, DUNN & CRUTCHER


NPA/AST